UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the

Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2008

CapSource Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	1-31730 (Commission File Number)	84-1334453 (IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO (Address of Principal Executive Offices)	80302 (Zip Code)

Registrant’s telephone number, including area code: (303) 245-0515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2008, Steven J. Kutcher, Vice President and Chief Financial Officer of CapSource Financial, Inc. (the “Company”), tendered his resignation to pursue other interests, upon mutual agreement with the Company. Mr. Kutcher’s resignation will be effective as of April 15 to allow for a transition period.

In connection with his departure, Mr. Kutcher and the Company entered into a separation agreement under which the company agreed to provide Mr. Kutcher a severance payment equal to five months salary as well as the repayment of Mr. Kutcher’s loans to the Company.

Fred Boethling, CEO of the Company, indicated that Mr. Alejandro Sanchez would fulfill the duties of CFO on an interim basis until a permanent CFO is hired. Mr. Sanchez is currently Financial Manager for the Company’s Mexican operating subsidiaries. Mr. Sanchez has previously held financial management positions with NCH Corporation and Banco Nacional de Mexico (Banamex).

Fred Boethling, CEO, said, “I thank Steve for his service to the Company and we all wish him continued success in the future.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC.
(Registrant)

Date: April 1, 2008	By:	/s/ Steven E. Reichert
		Name:	Steven E. Reichert
		Title:	Vice President and General Counsel